Exhibit 10.1

Certain identified information in this document has been excluded because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed. [REDACTED] indicates where such information has been omitted.

AGREEMENT OF LEASE

by and between

LOOP’S NURSERY & GREENHOUSES, INC.,
a Florida corporation

and

FAMILY TRUST CREATED UNDER THE RUTH F. LOOP REVOCABLE
TRUST DATED NOVEMBER 1, 1991, AS AMENDED,
a Florida revocable trust

as LANDLORD

and

VIDACANN, LLC,
a Florida limited liability company,

as TENANT

concerning

4842 & 4844 Race Track Road,
St. John’s County, Florida 32259

August 25, 2023

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made as of [August ______, 2023] (“Commencement Date”), between LOOP’S NURSERY & GREENHOUSES, INC., a Florida corporation (“Loop”), and FAMILY TRUST CREATED UNDER THE RUTH F. LOOP REVOCABLE TRUST DATED NOVEMBER 1, 1991, AS AMENDED, a Florida revocable trust (“Loop Trust”; and together with Loop, the “Landlord”), with an address of 4844 Race Track Road, St. John’s County, Florida 32259, and VIDACANN, LLC, a Florida limited liability company (“Tenant”), with its principal place of business located at 4675 W. Teco Avenue, Suite 250, Las Vegas, Nevada 89118.

Landlord and Tenant enter into this Lease as of the Commencement Date on the following terms, covenants, conditions, and provisions:

1.    Demise of Premises; Definitions and Defined Terms.

Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the Term, the following described property (collectively, the “Premises”): (a) the land described in Exhibit “A” attached hereto, together with the Appurtenances, commonly known as 4842 & 4844 Race Track Road, St. John’s County, Florida 32259 (the “Land”); (b) all existing greenhouses existing on the Land (each a “Greenhouse” and collectively, the “Greenhouses”), and all structures and other improvements or betterments now or hereafter constructed on the Land (collectively with the Greenhouses, the “Improvements”); and (c) the Equipment, but excluding any of the Tenant’s Personal Property. Unless the context otherwise requires or as otherwise defined herein, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit “B” hereto. The parties to this Lease are parties to that certain Commercial Lease Agreement dated effective as of January 1, 2020 (the “Prior Lease”). Effective as of the Commencement Date of this Lease, this Lease shall amend and restate and replace the Prior Lease in its entirety, and Tenant shall receive a refund under the Prior Lease for any amounts paid by Tenant under the Prior Lease with respect to the period from after the Commencement Date under this Lease. The Greenhouses are located on only a portion of the Land as shown on Exhibit “A” hereto, and the Land includes more real property than is needed for Tenant’s operations. Landlord shall have the right at any time by written notice to Tenant to modify the Land subject to this Lease to only include the portion of the Land including the Greenhouses and a reasonable surrounding area and to provide Tenant an access and utility easement thereto from Racetrack Road. Within fifteen (15) days after Tenant’s receipt of any such notice from Landlord, Tenant shall enter into an amendment to this Lease (and the memorandum described in Section 10(b) below) to so modify the Land subject to this Lease and to include such access and utility easement. For purposes of clarity, from and after the removal of any land from the definition of the Land under this Lease, the Premises under the Lease shall no longer include such land removed from the Land.

Notwithstanding anything in Section 12 or any other provision of this Lease to the contrary, (y) Tenant may not construct any additional Improvements on the Land in any portions of the Land outside of the current footprint of the Greenhouses without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, and (z) Landlord may not construct upon, modify or use, or permit other Persons to construct upon, modify or use, any portions of the Land outside the current footprint of the Greenhouses in any manner that, in Tenant’s reasonable discretion, would: (i) jeopardize Tenant’s right to engage in the Permitted Use at the Premises, (ii) require modification or amendment to any licenses or permits obtained by Tenant with respect to the Permitted Use or the Premises, (iii) necessitate the application for, or receipt of, additional licenses, permits or other dispensation from applicable governmental authorities for Tenant to continue engaging in the Permitted Use at the Premises, (iv) adversely affect Tenant’s access to the Premises, (v) increase the Monetary Obligations of Tenant under this Lease, (vi) compromise the support, including sub-adjacent support, of the soils under, on or about the Premises, (vii) require any modification to the Improvements, (viii) cause Tenant to lose, on a temporary or permanent basis, the beneficial use of utilities serving, or Improvements located on, the Premises, (ix) subject the portion of the Land within the current footprint of the Greenhouses to any condominium declaration, tenants-in-common agreement, homeowners’ association, or other common ownership scheme, or (xi) violate the representations or warranties of Landlord under this Lease or otherwise serve as a basis for asserting a default of Landlord under this Lease. Notwithstanding the foregoing, if Landlord elects to modify the Land subject to this Lease Tenant acknowledges that the access road into the Premises may be a shared access road and subject to a commercially reasonable maintenance and cost sharing agreement including costs payable by the other users of such access road and Tenant.

2.    Title and Condition.

(a)    The Premises are demised and let subject to (i) the Permitted Encumbrances and (ii) all Legal Requirements.

(b)    Tenant acknowledges that the Improvements are in satisfactory condition and state of repair at the inception of this Lease and Tenant accepts the Premises in its as-is condition.

(c)    Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights, if any (collectively, “Warranties”) which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Premises or any Improvements or Equipment thereon, in each case, to the extent assignable and at no cost to Landlord. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord. Without limitation of the automatic nature of such reversion, in confirmation of such reversion, Tenant shall execute and deliver promptly any certificate or other document reasonably required by Landlord. Landlord shall also retain the right to enforce any Warranties upon the occurrence of an Event of Default. Tenant shall enforce the Warranties in accordance with their respective terms.

(d)    Landlord hereby represents and warrants to Tenant that, to Landlord’s actual knowledge as of the Commencement Date:

(i)    There is no contract to which Landlord is a party or, to Landlord’s knowledge, which is binding on Landlord which is in conflict with this Lease;

(ii)    There is no action or proceeding pending or, to Landlord’s knowledge, threatened against Landlord or relating to the Premises, which challenges or impairs Landlord’s ability to execute or perform its obligations under this Lease;

(iii)    Landlord has not received any outstanding unresolved written notice from any governmental authority or agency having jurisdiction over the Premises;

(iv)    Landlord has not received any written notice from any governmental authority or agency of any Environmental Violation with respect to the Premises which has not been cured;

(v)    To Landlord’s actual knowledge, the Improvements and Equipment are in good working order and condition;

(vi)    To Landlord’s actual knowledge, no Person has any right, title or interest in or to the Premises or any portion which is superior to Landlord’s right, title or interest therein, except as otherwise set forth in the Permitted Encumbrances; and

(vii)    Landlord has no actual knowledge of any contemplated or pending condemnation or similar proceeding affecting the Premises.

3.    Use of Premises & Quiet Enjoyment.

(a)    Tenant may occupy and use the Premises solely for the Permitted Uses and for no other purpose without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges and agrees that, as between Landlord and Tenant, the Permitted Uses shall not be deemed objectionable or offensive.

(b)    Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Premises throughout the Term, without interruption or interference by or through Landlord, provided that Landlord or Landlord Parties may enter upon and examine any of the Premises at such reasonable times as Landlord may select upon no less than two (2) business days’ advance notice written notice to Tenant (or in the event of an emergency, upon such advance notice, if any, as is reasonably possible under the circumstances) for the purpose of: (i) inspecting the Premises, (ii) verifying compliance or non‑compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default, (iii) making any repairs and taking such other action with respect to the Premises as is permitted by any provision hereof, (iv) showing the Premises to prospective Lenders and purchasers and (v) during the last ten (10) months of the Term, showing the Premises to prospective tenants. Landlord acknowledges that its access to the Premises (or cultivated portions thereof) may be subject to other limitations or restrictions under applicable Legal Requirements and, if applicable, Landlord shall cause its access to comply with such Legal Requirements. In connection with any such access, Tenant may provide a qualified, licensed representative to accompany Landlord and/or its representatives during such access.

4.    Term.

(a)    Subject to the provisions hereof, Tenant shall have and hold the Premises for an initial term (“Initial Term”; and together with any Renewal Term, the “Term”) commencing on the Commencement Date and ending at 11:59 p.m. eastern time on December 31, 2029 (as the same may be extended pursuant to the provisions of Section 4(b) hereof, the “Expiration Date”).

(b)    Provided that if, on or prior to the applicable Renewal Date (as defined below) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date of the Initial Term and on the fifth (5th) anniversary of the Expiration Date of the Initial Term only (the Expiration Date of the Initial Term and such 5th anniversary date being referred to herein as a “Renewal Date”), the Term shall be deemed to have been automatically extended for an additional period of five (5) years (each such extension, a “Renewal Term”), unless Tenant shall notify Landlord in writing in recordable form at least one (1) year prior to the applicable Renewal Date, that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any additional Renewal Terms).

(c)    If Tenant elects not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the final Lease Year of the Term, to (i) advertise the availability of the Premises for sale or reletting and to erect upon the Premises signs indicating such availability and (ii) show the Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select and, in all cases, subject to compliance with all Legal Requirements.

5.    Basic Rent.

(a)    Tenant shall pay to Landlord, as annual rent for the Premises during the Term, the following amounts (“Basic Rent”):

[REDACTED]

(b)    All Basic Rent shall be payable monthly in advance, commencing on the Commencement Date, and thereafter on or before the first (1st) day of each calendar month thereafter during the Term.

(c)    All payments of Basic Rent shall be made via wire or ACH transfer pursuant to instructions delivered to Tenant from time to time as Landlord may direct by fifteen (15) days’ prior written notice to Tenant. Notwithstanding the foregoing, if any date for the payment of Basic Rent falls on a Saturday, Sunday or an observed federal or State holiday, then the date for payment of such Basic Rent shall be deemed to be the next occurring business day.

6.    Additional Rent.

(a)    Tenant shall pay and discharge, as additional rent (collectively, “Additional Rent”):

(i)    except as otherwise specifically provided herein, all costs and expenses of Tenant and Landlord (and any Indemnitee) which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, monitoring, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of the Premises, (B) the performance of any of Tenant’s obligations under this Lease and (C) any other items specifically required to be paid by Tenant under this Lease (provided that the foregoing is not intended to permit Landlord to incur any cost or expenses without first giving Tenant the opportunity, including any applicable notice and cure period, to pay or incur such expenses or perform any Tenant obligation under this Lease in accordance with its terms).

(ii)    after the date all or any portion of any installment of Basic Rent is due and not paid, an amount (the “Late Charge”) equal to five percent (5%) of the amount of such unpaid installment or portion thereof to reimburse Landlord for its cost and inconvenience incurred as a result of Tenant’s delinquency; provided, however, that with respect to the first two (2) late payments of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) business days following the due date thereof. Tenant acknowledges that the damages to and costs incurred by Landlord resulting from Tenant’s late payment of Basic Rent would be difficult, if not impossible, to ascertain with any accuracy, and that the five percent (5%) charge represents Landlord and Tenant’s efforts to approximate such potential damages and costs and is not a penalty;

(iii)    interest at the rate (the “Default Rate”) of two percent (2%) over the Prime Rate per annum on the following sums until paid in full: (A) all overdue installments of Basic Rent from the respective due dates thereof, provided, however, that with respect to the first two (2) late payments of all or any portion of any installment of Basic Rent in any Lease Year, the interest charge shall not be due and payable unless the Basic Rent has not been paid within five (5) business days following the due date thereof; (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord; and (C) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue; provided, however, that with respect to the first two (2) late payments of all or any portion of any installment of Additional Rent in any Lease Year, the interest charge shall not be due and payable unless the Additional Rent has not been paid within five (5) business days following the due date thereof; and

(b)    Tenant shall pay and discharge (i) any Additional Rent referred to in Section 6(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within five (5) days after Landlord’s written demand for payment thereof, and (ii) any other Additional Rent, within five (5) days after Landlord’s demand for payment thereof.

(c)    In no event shall amounts payable under Sections 6(a)(ii) and (iii) exceed the maximum amount permitted by applicable Law.

(d)    Landlord and Tenant hereby agree that the costs and expenses described in Exhibit “C” attached hereto shall not constitute, and shall be excluded from, Additional Rent.

7.    Net Lease. This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise expressly provided in this Lease (collectively, a “Set-Off”).

8.    Payment of Impositions. Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including, without limitations, real and personal property, sales, use, gross receipts, rent and occupancy taxes; and including excise, or similar tax imposed on the revenue or income of Landlord, but only to the extent applicable to the Rent under this Lease), all charges for any easement or agreement maintained for the benefit of any of the Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility, communication and other services relating to any of the Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (a) Tenant or Landlord, (b) Tenant’s leasehold interest in the Premises, (c) any of the Premises, or (d) the Rent (collectively, the “Impositions”); provided that, nothing herein shall obligate Tenant to pay (i) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord’s (or Lender’s) net income or net worth (unless and to the extent such taxes are in lieu of or a substitute for any of the foregoing taxes, assessments or other charges upon or with respect to the Premises which, if it were in effect, would be payable by Tenant under the provisions hereof, or by the terms of such tax, assessment or other charge are expressly provided to be paid for by a lessee), (ii) any estate, inheritance, succession, gift or similar tax imposed on Landlord or (iii) any capital gains tax imposed on Landlord in connection with the sale of the Premises to any Person. Tenant shall pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; provided that, in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall be responsible to obtain all bills for the payment of Impositions and shall prepare and file all tax reports required by governmental authorities which relate to the Impositions, except to the extent Landlord is required to prepare and file same. Tenant shall deliver to Landlord (x) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within five (5) days after Tenant’s receipt thereof, (y) receipts for payment of all taxes required to be paid by Tenant hereunder at least five (5) days after the due date thereof and (z) receipts for payment of all other Impositions within five (5) days after Landlord’s request therefor; provided, that such notice shall not be deemed to require Tenant to pay any Impositions prior to the date due and payable. If Tenant fails to timely pay the full amount of any Impositions in accordance with this Lease, Landlord may elect to pay any or all of such Impositions and Tenant shall reimburse Landlord for the amounts paid by Landlord, plus interest and any applicable late fees, within seven (7) days after Landlord’s request therefor, which costs shall be payable as Additional Rent. Tenant shall have the right, subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, at Tenant’s own cost and expense, and subject to the terms and conditions of Section 13, to contest in good faith and by appropriate proceedings, any Impositions.

9.    Compliance.

(a)         Tenant shall, at its expense, comply with and conform to, and cause the Premises and any other Person occupying any part of the Premises, to comply with and conform to, all Insurance Requirements and Legal Requirements (including all applicable Environmental Laws); provided, however, Landlord acknowledges that Tenant may not be in compliance with the federal Controlled Substances Act of 1970 (the “CSA”) or any other federal Law (provided same is limited to addressing the legality of the possession, use, cultivation, handling or distribution of controlled substances) by engaging in the Permitted Uses at the Premises and such CSA non-compliance shall not, by itself, constitute an Event of Default hereunder (but such acknowledgement shall not obviate or in any way alter or diminish Tenant’s other obligations or indemnities under this Lease). Tenant shall not at any time cause, or permit Tenant Parties to cause, any Environmental Violation. Tenant, at its sole cost and expense, shall remediate in a manner required by Legal Requirements any Environmental Violation or release of Hazardous Substances at the Premises by Tenant or Tenant Parties. Tenant shall indemnify, defend, and hold harmless Landlord from and against (a) any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, clean-up, containment, removal, storage, or restoration work required by Legal Requirements (herein referred to as “Remedial Work”), or incurred by Landlord arising from or connected to the actions or inactions of Tenant or Tenant Parties, and (b) any claims of third parties for loss, injury, expense, or damage arising out of an Environmental Violation or the presence, release, or discharge of any Hazardous Substances on, under, in, above, to, or from the Premises, arising from or connected to the actions or inactions of Tenant or Tenant Parties. In the event any Remedial Work is required under any Legal Requirements, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such Legal Requirements. In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an Event of Default (after notice and cure as provided in Section 18(a)(ii)) on the part of Tenant under this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for Landlord’s documented, out-of-pocket cost and expense thereof not more than thirty (30) days after Landlord’s written demand therefor.

(b)         Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord, such consent not to be unreasonably withheld, delayed or conditioned. Landlord will not voluntarily alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Tenant, such consent not to be unreasonably withheld, delayed or conditioned.

(c)         Upon no less than two (2) business days’ advance notice written from Landlord (and subject to applicable Legal Requirements and the terms set forth in the last two sentences of Section 3(b)), Tenant shall permit such persons as Landlord may designate (“Site Reviewers”) to visit the Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant’s operations and perform and to conduct environmental site investigations and assessments (“Site Assessments”) on the Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of the Premises by Landlord, (ii) within the twelve (12) month period prior to the expiration of the Term; (iii) if required by Lender or the terms of any credit facility or Mortgage to which Landlord is bound, (iv) if an Event of Default exists or if Landlord has a reasonable basis to believe that an Event of Default exists or an event, with the passage of time would constitute an Event of Default exists; or (v) at any other time that, in the opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting Site Assessments shall be paid by Tenant under clauses (iv) and (v) if an Environmental Violation is actually found to exist, and Landlord shall be responsible for the cost of performing and reporting Site Assessments conducted for all other reasons. Tenant shall have the right to require a representative of Tenant accompany any Landlord representative or designee during the course of any access permitted hereunder or elsewhere in this Lease; provided that, Tenant shall make such representative readily available so long as at least two (2) business days’ advance notice is provided to Tenant (it being agreed that confirmed email shall be sufficient for purposes hereof).

(d)         Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation), or any noncompliance or alleged non-compliance with any of the covenants contained in this Section 9, including without limitation the CSA or any State licensing requirements or Laws affecting the legal operation of the Permitted Uses at or from the Premises, and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

10.    Liens & Recording.

(a)    Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting solely from any act or omission of

Landlord or any Landlord Party. Tenant’s failure to observe the covenant contained in the immediately preceding sentence shall be subject to notice and cure under Section 18(a)(ii).

(b)    Landlord and Tenant shall each execute and deliver, and Tenant shall record, file or register (collectively, “record”), all such instruments as may be required or permitted by any present or future Law in order to evidence the respective interests of Landlord and Tenant in the Premises, and shall cause a memorandum of this Lease reasonably approved by Landlord (or, if such a memorandum cannot be recorded, this Lease), and any supplement hereto or thereto, to be recorded in such manner and in such places as may be required or permitted by any present or future Law in order to protect the validity and priority of this Lease and Tenant’s right of first refusal under Section 30. Such memorandum shall include a disclosure of the provisions of Section 29(e) below for purposes of Florida Statute Section 713.10.

11.    Maintenance & Repair.

(a)    Tenant shall, at its expense, at all times maintain the Premises, in good working order and condition and in accordance with the practices generally observed by Tenant (or its Affiliates) with respect to other similarly utilized real properties owned, leased or operated by it, and, in the case of the Equipment, in as good mechanical condition as it was on the date of its installation, ordinary wear and tear, and any casualty or condemnation as to which Tenant has no obligation hereunder to repair or restore, excepted. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Section 11(a) and applicable Legal Requirements. Any Alteration made by Tenant pursuant to this Section 11 shall be made in conformity with the provisions of Section 12. For the avoidance of doubt, routine repair, care and maintenance of the Greenhouses, Tenant’s Personal Property and/or the Greenhouse Systems shall not constitute an Alteration under Section 12.

(b)    If any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Premises, (ii) violate the provisions of any restrictive covenant or Permitted Encumbrance affecting the Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing (any one of the matters described in clauses (i)-(iv), a “Violation”), Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such Violation, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove and/or to end any such Violation, including, if necessary, making Alterations, all at Tenant’s sole cost and expense.

12.    Alterations & Improvements.

(a)    Tenant shall have the right, without having obtained the prior written consent of Landlord and provided that no Event of Default then exists, (i) to make Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations (within any twelve (12) month period), do not cost in excess of the Threshold Amount and (ii) to install Equipment in the Improvements that, as to such Equipment (installed within any twelve (12) month period), do not cost in excess of the Threshold Amount, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists, the value and utility of the Premises is not materially diminished thereby. If the cost of any Alterations, or series of related Alterations, is in excess of the Threshold Amount, then the prior written approval of Landlord shall be required, such approval not to be unreasonably withheld, delayed or conditioned. Landlord shall have the right to require Tenant to remove (i) any Forced Removal Items, (ii) any Alterations installed in violation of the terms of this Lease or any applicable Legal Requirements, (iii) any Alterations as to which Tenant agreed in writing to remove at the expiration or earlier termination of the Term (provided that Landlord may require removal of any Alterations or Equipment at the expiration or earlier termination of the Term as a condition of Landlord’s approval thereof), and (iv) any Alteration which Landlord has not approved in writing. If a response from Landlord is not received by Tenant within twenty (20) days after the date of Tenant’s notice requesting approval of any Alteration, then Tenant may send an additional notice to Landlord stating in bold, capital letters “LANDLORD’S FAILURE TO APPROVE SHALL BE DEEMED APPROVAL” (the “Second Approval Notice”). If Landlord fails to respond within ten (10) days after

Landlord’s receipt of the Second Approval Notice, then such proposed Alteration shall be deemed approved (provided that such proposed Alteration is in compliance with the other terms of this Lease and all applicable Legal Requirements).

(b)    If Tenant makes any Alterations pursuant to this Section 12 or as required by Sections 11 or 16 (such Alterations and actions being hereinafter collectively referred to as “Work”) whether or not Landlord’s consent is required, then the Premises shall not have its usefulness impaired in any material respect, (i) all such Work shall be performed by Tenant in a good and workmanlike manner, (ii) all such Work shall be expeditiously completed in compliance with all Legal Requirements, (iii) all such Work shall comply with the Insurance Requirements, (iv) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life at least equal to the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (v) Tenant shall promptly discharge or remove all liens filed against any of the Premises arising out of such Work, (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (vii) all such Work shall be the property of Tenant until the Expiration Date and at which time Tenant shall execute and deliver to Landlord any document reasonably requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (viii) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Section 12(a), whether or not such Work involves restoration of the Premises.

13.    Permitted Contests. Subject to the terms of this Lease, Tenant may reasonably dispute or contest (a) any Imposition, (b) any Legal Requirement, (c) any lien referred to in Sections 10 or 12, or (d) any encroachment, violation, hindrance, obstruction or impairment referred to in Section 12(b) (the “Permitted Contests”), at no cost to Landlord, so long as at the time of such contest no Event of Default exists and so long as Tenant shall reasonably contest, in good faith and through appropriate proceedings, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor by appropriate proceedings, provided that during the pendency of all Permitted Contests, Tenant shall comply with the requirements of the Imposition, Legal Requirement, lien, or encroachment, violation, hindrance, obstruction or impairment so contested. Notwithstanding anything to the contrary contained in this Lease, Tenant may not take any actions that could reasonably be expected to result in (i) the sale, forfeiture, lien, or loss of any of the Premises or any Rent, (ii) damages, claims, costs, or liability incurred by Landlord, (iii) any interference with the use or occupancy of any of the Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied, or (vi) [intentionally omitted]. Tenant shall provide Landlord a bond or other security which is satisfactory, in Landlord’s reasonable judgment, to assure that any violation in connection with the Permitted Contests is corrected, including all costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Section 13 are pending and any required bond or other security is held by Landlord, Landlord shall not have the right to correct any violation thereby being contested unless Landlord is required by Law to correct such violation and Tenant’s contest does not prevent or stay such requirement as to Landlord or in the event of emergency. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Section 13 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees, attorneys’ fees, and costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

14.    Indemnification.

(a)    Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender, Landlord’s Affiliates, and all other Persons described in Section 23 (each an “Indemnitee”) from and against any and all liabilities, losses, damages (including punitive and consequential damages), penalties, costs, causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, negligence or any other theory of recovery at law or in equity (each, a “Claim”) arising from (i) any bodily injury, property damage, or casualty in any manner arising from or relating to the Premises, including, but not limited to, the Land, the Greenhouses, the Improvements, and the Equipment (including, but not limited to, the Greenhouse Systems), whether or not any Indemnitee has or should have knowledge or notice of any defect, condition, event, accident, or occurrence causing or contributing to said bodily injury, property damage, or casualty, (ii) any negligent, and/or willful misconduct of Tenant or Tenant Parties, (iii) any failure of the representations and warranties of Tenant under this Lease, (iv) the creation or existence of any Environmental Violation or Hazardous Substance first occurring (or first released) in, at, on or under the Premises, which are introduced by Tenant or Tenant Parties, (v) any negligent or intentional violation by any or all of Tenant or Tenant Parties of any applicable Law or Legal Requirements, and (vi) any Event of Default under this Lease. TENANT SHALL NOT INDEMNIFY, DEFEND OR SAVE ANY INDEMNITEE HARMLESS FROM, and Landlord and any Indemnitee shall not seek any recompense or remedy in law or equity against Tenant for, any loss or damage, costs, attorneys’ fee or expenses, or lack, failure or loss of title to the Premises or any defect in or lien or encumbrance on the title to the Premises caused solely by (A) enforcement actions taken pursuant to the CSA or any federal or state corollary, including any civil or criminal penalties, fines or the possibility of imprisonment because of the Permitted Use or the transactions contemplated in this Lease, or (B) loss of business opportunity or interference with prospective or existing business relationships due to Tenant’s Permitted Use; (C) any violation or enforcement, heretofore or hereafter, of any federal or state civil, criminal, or forfeiture Laws, and/or any federal or state licensing, permitting, authorization, or regulation, whenever existing as may be amended from time to time, relating to cannabis (marijuana), hemp, drugs, and/or controlled substances, including but not limited to the CSA, (D) any failure to comply with the guidelines and/or restrictions set forth in the Agriculture Improvement Act, as the same has existed heretofore or shall exist hereafter, including, without limitation, the version of the Act passed in 2018, otherwise known as the “Farm Bill”, as the same may as may be amended from time to time, and (E) any matter pursuant to which Landlord indemnifies Tenant under this Lease. In case any action or proceeding is brought against Landlord by reasons of any of the matters set forth in this Section 14(a), Tenant shall, upon notice from Landlord, resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

(b)    Landlord hereby indemnifies, defends, and holds Tenant and Tenant Parties harmless from and against any and all Claims actually suffered or incurred by Tenant or Tenant Parties to the extent caused by (i) any grossly negligent or willful misconduct of Landlord or Landlord Parties, including, without limitation, any accident, injury or damage whatsoever occurring in, at or upon the Premises and caused by any grossly negligent or willful misconduct by any or all of Landlord or Landlord Parties, (ii) any failure of the representations and warranties of Landlord under this Lease, (iii) the creation or existence of any Environmental Violation or Hazardous Substance first occurring (or first released) in, at, on or under the Premises prior to the date of this Lease and which Tenant can demonstrate was caused by Landlord, (iv) the creation or existence of any Environmental Violation or Hazardous Substance first occurring (or first released), in, at, on or under the Premises after the date of this Lease, if and to the extent brought to the Premises or caused by Landlord or Landlord Parties, and (v) any grossly negligent or intentional violation by any or all of Landlord or Landlord Parties of any applicable Law or Legal Requirements. In case any action or proceeding is brought against Tenant by reasons of any of the matters set forth in this Section 15(b), Landlord shall, upon notice from Tenant, resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.

(c)    In the event of a Claim to which the indemnification obligations set forth in this Section 15 apply, (i) the indemnified party may, but is not obligated to, retain their own counsel and defend such action and (ii) the indemnified party, shall notify the indemnifying party to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to the indemnified party, and the indemnified party will reasonably cooperate and assist in the defense of such action or proceeding (at no cost to the indemnified party) if reasonably requested by the indemnifying party.

(d)    The CSA specifically prohibits knowingly opening, leasing, renting, using, or maintaining any place to permanently or temporarily manufacture, distribute, or use any controlled substance. It is certain that Tenant’s activities on the Premises will involve a Schedule I controlled substance as defined in the CSA in at least one of the manners proscribed. Accordingly, Landlord faces additional risks in leasing the Premises to Tenant including, but not limited to: (i) Landlord could lose the Premises and the Rent paid by Tenant because of forfeiture if the federal government prosecutes Landlord; (ii) Landlord could lose its property insurance coverage; (iii) Landlord could be in default under its Loan; (iv) Landlord could violate private land use covenants, conditions, or restrictions; (v) Landlord could have difficulty selling the Premises while occupied by Tenant; (vi) Landlord could have difficulty refinancing the Premises while occupied by Tenant; (vii) Landlord could have difficulty enforcing this Lease against Tenant; (viii) Landlord could have difficulty maintaining its banking and financial services; (ix) Landlord could be criminally prosecuted; and (x) Landlord could face other potential liabilities and adverse consequences arising from the end-of-line processing, storage, sale, transport, and disposal of marijuana and marijuana-related products on the Premises. Notwithstanding Landlord’s understanding of the additional risks that necessarily arise by leasing the Premises to Tenant, Landlord desires to enter into the Lease.

(e)    The obligations of Landlord and Tenant under this Section 14 and Section 9(a) above shall survive any termination, expiration or rejection in bankruptcy of this Lease. Except as specifically set forth in any indemnity obligation, or as a result of a holdover or Environmental Violation or release of Hazardous Substances by Tenant, in no event shall either party hereto be liable hereunder or under any other provision of this Lease for indirect, consequential or punitive damages.

15.    Insurance.

(a)    Tenant agrees to maintain throughout the Term and hereby certifies that, as of the Commencement Date, it has obtained all insurance (in type and amount) required by applicable Law or Legal Requirements. If, during the Term, the applicable Law or Legal Requirements change(s), and additional or different insurance (in type or amount) becomes required, or if Landlord reasonably requires additional insurance, Tenant agrees to comply with any such new Law or Legal Requirements and to obtain within twenty (20) days of the effective date of any new Law or Legal Requirements or notice from Landlord of such additional insurance the additional or different insurance required and to thereafter maintain that insurance throughout the remainder of the Term. In the event of a change in the applicable Law or Legal Requirements, Tenant shall immediately notify Landlord of any such change and of any need for any additional or different insurance and shall promptly deliver to Landlord proof (in the form of a certificate of insurance or otherwise) that it has obtained such additional or different insurance and satisfied the new Law or Legal Requirements.

(b)    In no event shall Tenant obtain or maintain less insurance (in type or amount) than is required by applicable Law or Legal Requirements. Tenant understands and agrees that applicable Law and Legal Requirements only set forth the minimum (in type and amount) of insurance that the Tenant must obtain and maintain. To the extent that the Insurance Requirements set forth in Section 15(c) exceed any Legal Requirements, Tenant must satisfy in full the Insurance Requirements set forth in Section 15(c).

(c)         Prior to the (i) Commencement Date; (ii) Tenant’s commencement of Work at the Premises or any part thereof; or (iii) Tenant’s occupancy of the Premises or any part thereof, whichever first occurs, Tenant shall obtain and pay all applicable premiums for the following insurance relative to its use and occupancy of the Premises or any part thereof:

(i)    Property Insurance, including a “Special Causes of Loss” form, covering all risk of physical loss or damage to the Premises (including, but not limited to, the Greenhouse Systems), as well any and all other of Tenant’s and Landlord’s property kept, stored, maintained, located, present, or used at the Premises or any part thereof (exclusive of any cannabis crops growing at the Premises), including coverage for the perils of hail and windstorm, in amounts no less than the actual replacement cost of the Premises, as well any and all other property kept, stored, maintained, located, present, or used at the Premises or any part thereof (exclusive of any cannabis crops growing at the Premises). All policies contemplated by this clause shall be written on a replacement-cost basis, shall provide “Law and Ordinance” coverage (at full replacement cost for coverage for loss to the undamaged portion of the Greenhouse, and otherwise with a limit of $[REDACTED]), and shall include “Replacement Cost” and “Agreed Amount” (or comparable) provisions or endorsements. Such policies shall contain deductibles not more than $[REDACTED] per occurrence or per claim (except with respect to hail and windstorm perils, which shall be permitted deductibles up to, but not to exceed, five percent (5%) of the values exposed to loss, on a per-occurrence or per-claim basis).

(ii)    Commercial General Liability Insurance and Product Liability Insurance, covering claims for personal injury, bodily injury (including, but not limited to death) and property damage occurring on, or arising out of the occupancy or use of the Premises or any part thereof, or arising out of any products grown, manufactured, produced, distributed, or sold at or from the Premises or any part thereof, each in an amount not less than $[REDACTED] per claim or per occurrence and each in an amount not less than $[REDACTED] in an annual aggregate, with no self-insured retention and a deductible not to exceed $[REDACTED] on a per-occurrence or per-claim basis.

(iii)    Workers’ Compensation Insurance in the amount required by applicable Law covering all persons employed by Tenant in connection with any work done on or about the Premises or any part thereof; or, in lieu of such Workers’ Compensation Insurance, a program of self-insurance complying with all rules, regulations and requirements of the relevant State.

(iv)    To the extent available on commercially reasonable terms, Business Automobile Liability Insurance (to the extent Tenant owns, leases, or uses automobiles in connection with its operation at the Premises or any portion thereof) and Non-Owned and Hired Automobile Liability Insurance, each covering claims for bodily injury (including, but not limited to death) and property damage occurring on, or arising out of the occupancy or use of the Premises or any part thereof, or arising out of any products grown, manufactured, produced, distributed, or sold at or from the Premises or any part thereof, each in an amount not less than $[REDACTED] per claim or per occurrence and each in an amount not less than $[REDACTED] in an annual aggregate, with no self-insured retention and a deductible not to exceed $[REDACTED] on a per-occurrence or per-claim basis.

(d)         The insurance required by Section 15(c) shall be written by a company (or companies) having a Best’s rating of B+ or above (and, if the company is rated by such rating agency, a claims paying ability rating of B+ or better by Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. or equivalent rating agency reasonably approved by Landlord) and are authorized to write insurance policies by a State Insurance Department (or its equivalent). The insurance required by Section 15(c) shall be maintained for the duration of the Term, shall be available exclusively to satisfy those obligations herein, and shall not be reduced by any payments of other amounts unrelated to the Premises. If such insurance or any limits or part thereof shall expire, become exhausted or substantially impaired, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain and maintain for the duration of the Term new or additional insurance that satisfies all Insurance Requirements or is otherwise satisfactory to Landlord in its sole discretion. The insurance policies required by Section 15(c)(i) shall name Landlord as owner of the Premises and Lender, if then applicable, as loss payee. Additionally, Tenant shall ensure that Landlord (and, if required by Lender, Lender) is named as an additional insured(s) on Tenant’s primary, umbrella, and excess Commercial General Liability Insurance.

(e)         Each insurance policy required by Section 15(c) shall, except if prohibited by Law, provide such endorsements as reasonably requested by Landlord or Lender, including a manuscript endorsement providing that each such policy may not be cancelled, substantially modified or allowed to lapse on any renewal date except after at least thirty (30) days’ prior written notice to Tenant, Landlord and Lender, or, with respect to cancellation for non-payment of premiums, at least ten (10) days’ prior written notice to Tenant, Landlord and Lender, to the extent such endorsements are commercially available at reasonable rates.

(f)    Prior to the Commencement Date and thereafter upon request from Landlord from time to time, Tenant shall promptly deliver to Landlord proof (in the form of a certificate of insurance or otherwise) that it has obtained each of the insurance policies required in Section 15(c). Tenant shall, upon Landlord’s reasonable request, promptly deliver or otherwise make available to Landlord copies of all insurance policies required by Section 15(c).

(g)    Tenant shall renew or replace each insurance policy required by Section 15(c) and deliver to Landlord evidence of (i) the renewal or replacement of each such policy (in the form of a certificate of insurance or otherwise) and (ii) payment of the applicable premium for the renewal or replacement policy at least ten (10) days prior to the expiration date of any existing insurance policy. Tenant shall, upon Landlord’s reasonable request, promptly deliver or otherwise make available to Landlord a copy of each such renewal or replacement policy.

(h)    Notwithstanding anything herein to the contrary, any liability insurance which Tenant is required to obtain pursuant to Section 156(c) may be carried under a “blanket” policy or policies covering other properties owned or leased by Tenant or under an “umbrella” policy or policies covering other liabilities of Tenant, as applicable; provided that, such blanket or umbrella policy or policies otherwise comply with the provisions of this Section 16 (including, but not limited to, any additional insured or loss payee requirements herein). If Tenant seeks to satisfy any or all of its Insurance Requirements under such blanket or umbrella policy or policies then Tenant shall notify Landlord of such insurance, promptly deliver to Landlord a copy of each such blanket or umbrella policy for Landlord’s review, and shall request and obtain Landlord’s written consent to satisfy any or all of its Insurance Requirements under such blanket or umbrella policy or policies (with such consent to be granted or withheld by Landlord at its sole and absolute discretion). Upon delivery of Landlord’s written consent thereto, Tenant shall promptly deliver to Landlord evidence of each such policy (in the form of a certificate of insurance or otherwise), and, upon Landlord’s reasonable request, promptly deliver or otherwise make available to Landlord a copy of each such blanket or umbrella insurance policy.

(i)    No insurance policy contemplated by this Section 15 shall contain, as a condition to its effectiveness or as a condition to obtaining the benefits thereunder, any provision requiring that Landlord make any payments of insurance premiums thereunder, and all insurance policies contemplated by this Section 15 shall contain a full waiver of subrogation or other rights against Landlord and Lender.

16.    Casualty and Condemnation.

(a)    In the event that any portion of the Premises shall be damaged by fire or any other casualty and Tenant reasonably determines that the damaged Premises are untenantable and cannot be repaired within one hundred eighty (180) days after any such fire or other casualty and Tenant elects not to repair or restore the Premises, then Tenant shall be entitled to terminate this Lease by delivery of written notice thereof to Landlord within thirty (30) days of such damage, and thereupon, this Lease shall be terminated and Landlord and Tenant shall be released from their obligations under this Lease (except any Surviving Obligations) effective ninety (90) days after receipt by Landlord of Tenant’s notice of its election to terminate. In the event the Lease is terminated as provided herein, Landlord shall be entitled to receive all of the insurance proceeds allocable to the Premises, and Tenant shall be entitled to all insurance proceeds allocable to Tenant’s Personal Property.

(b)    In the event all of the Premises shall be permanently taken by eminent domain, then this Lease shall automatically terminate on the date Tenant shall be deprived of the use thereof or the date title is vested in the condemning authority, whichever is earlier, and Landlord and Tenant shall have no further liability for obligations pursuant to this Lease accruing after the date of termination (except any Surviving Obligations).

(c)    If any portion of the Premises shall experience a Partial Taking, then Tenant may elect to terminate this Lease as of the date of such Partial Taking or as of the date Tenant shall be dispossessed from the part so expropriated by giving notice to Landlord of such election to terminate within thirty (30) days from such date, and Landlord and Tenant shall have no further liability for obligations pursuant to this Lease accruing after the date of termination (except any Surviving Obligations). For purposes hereof, a “Partial Taking” shall mean a taking, by public or quasi-public authority, (i) lasting six (6) or more months in duration, (ii) which affects less than all of the Premises, and (iii) the result of such taking, in the reasonable judgment of Tenant, the Premises cannot continue to be viably operated for the Permitted Use.

(d)    In the event of any taking, Landlord shall be entitled to recover from the expropriating authority all compensation arising out of such taking, except that Tenant may make and recover a claim for its relocation expenses provided that such claim does not reduce Landlord’s compensation arising out of such Taking.

(e)    Tenant shall be entitled to participate in all hearings relating to any condemnation proceeding, and, in furtherance thereof, Landlord shall provide at least thirty (30) days’ advance notice to Tenant of all hearings relating to any hearing (provided that Landlord has at least thirty (30) days’ advance notice of such hearings), shall permit Tenant to submit proof of Tenant’s moving expenses to the condemning authority and shall consult with Tenant regarding the award for Tenant’s relocation expenses.

(f)    Landlord shall pay over to Tenant all proceeds, if any, of such taking which relate to the cost of restoring the Premises (“Condemnation Awards”). Restoration costs in excess of the Condemnation Awards received by Tenant shall be paid by Tenant. Upon receipt of such Condemnation Awards, Tenant shall, at its sole cost and expense, promptly and with due diligence restore the Premises as nearly as practicable to a complete unit of like quality and character as existed just prior to such taking or shall repair, rebuild or restore the Premises for another use and purpose as permitted hereunder.

(g)    In the event of a taking of any portion of the Premises, and if this Lease is not terminated as hereinabove provided, this Lease shall continue as to that portion of the Premises which shall not have been expropriated. In the event of a taking of any portion of the Premises, and, if this Lease is not terminated as hereinabove provided, the Basic Rent shall be reduced from and after the date of such taking in the proportion that the enclosed square footage of the Improvements existing after the taking bears to the total enclosed square footage of the Improvements existing prior to the taking.

(h)    If Tenant does not elect to terminate this Lease in accordance with this Section 16, then Tenant shall proceed to promptly restore the Improvements at Tenant’s sole cost and expense after the adjustment of any insurance proceeds payable to Tenant or Condemnation Awards payable to Tenant, as the case may be. Any such restoration by Tenant may be in whole, in part, differ from the then-existing or historical configuration of the Improvements, and shall otherwise be in the manner Tenant determines in its sole discretion. Landlord agrees to cooperate in such restoration, at no cost to Landlord, by, among other things, making building permit applications and coordinating adjustment of insurance proceeds payable to Tenant or Condemnation Awards payable to Tenant. Except as set forth in Section 17(g), there shall be no abatement or reduction of Rent on account of any casualty or taking.

17.    Assignment and Subletting.

(a)    Except for Permitted Transfers (as defined below), Tenant shall not make assign, sublease, or otherwise transfer any of Tenant’s interest in this Lease or the Premises without Landlord’s written consent, which consent may not be unreasonably withheld, conditioned or delayed (“Consent Transfer”). In the event of any Consent Transfer, Tenant shall deliver to Landlord written notice thereof, accompanied by a copy of the instrument(s) of assignment or sublease, and evidence that any such assignee or sublessee shall agree in writing to assume and perform all of the terms and conditions of this Lease on Tenant’s part to be performed with respect to the assigned or subleased estate from and after the commencement date of such Consent Transfer, all at least twenty (20) days prior to such Consent Transfer. If Landlord fails to respond to such information, Landlord will be deemed to have assented to the proposed Consent Transfer. Any Consent Transfer without Landlord’s consent (or deemed assent), where required, and/or without notification to Landlord shall not be effective and Landlord shall not be bound thereby unless and until Landlord provides its written consent. Upon any Consent Transfer, Landlord, Tenant and new lessee shall sign a consent.

(b)    Tenant may assign, sublet or transfer all or any of Tenant’s interest in and to the Lease or Premises without Landlord’s consent, but upon prior written notice to Landlord, to any (i) Tenant Affiliate, and/or (ii) any entity acquiring all or substantially all of the equity or assets of Tenant, either directly or indirectly through Tenant Parties or otherwise, by way of merger, consolidation, reorganization, order of a governmental authority, or operation of law, provided that the assignee, subtenant or transferee has a tangible net worth equal to or in excess of Tenant, as evidenced by documentation provided by Tenant to Landlord (“Permitted Transfers”). In the event of a Permitted Transfer pursuant to this Section 17(b), the requirements set forth in Section 17(a) shall not apply. Upon a Permitted Transfer, Tenant shall not be relieved of all obligations hereunder even if such assignee, subtenant or transferee assumes in writing all of Tenant’s obligations under this Lease. A public or private offering of Tenant’s equity, whether stylized as stock, member interests, or otherwise, shall neither constitute a Permitted Transfer nor a Consent Transfer, it being agreed that any such offerings shall not be restricted, qualified, limited by, or otherwise subject to, the terms and conditions of this Lease.

(c)    Landlord shall not be entitled to any recapture or profit-sharing arising out of or related to any Consent Transfer or Permitted Transfer.

(d)    Subject to the provisions of Section 30, Landlord may sell or transfer the Premises at any time without Tenant’s consent to any third party (each a “Third Party Purchaser”) other than a Competitor (in which case Tenant’s prior consent shall be required, which consent may be granted or withheld in Tenant’s reasonable discretion). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. As used herein, a “Competitor” shall mean a Person (including an Affiliate thereof) which cultivates, manufactures or otherwise sells cannabis, including without limitation medical marijuana products, retail marijuana products, and hemp-based extracted products (but Competitor shall not include any institutional or private equity investor or fund that acquires interests in such Persons for investment purposes only or provides funding to such Persons in any form other than as a common equity holder).

18.    Events of Default.

(a)    The occurrence of any one or more of the following (after expiration of any applicable cure period as provided herein) shall, at the option of Landlord, constitute an “Event of Default” under this Lease:

(i)    a failure by Tenant to make any payment of (A) Basic Rent on or prior to its due date, or (B) any Imposition in a timely manner as required pursuant to Section 9 (and, in any event, prior to delinquency), in either case, regardless of the reason for such failure, and such failure shall continue uncured for a period of five (5) business days from the date on which Landlord’s written notice is given (provided that Tenant shall only be entitled to two (2) such notices and right to cure per any calendar year and thereafter any failure by Tenant to pay when due during the balance of such calendar year shall be an immediate Event of Default with no notice or right to cure), or (C) any other Monetary Obligation on or prior to its due date and such failure shall continue uncured for a period of twenty (20) days from the date on which Landlord’s notice is given.

(ii)    a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 19(a), and such failure shall continue uncured for a period of thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period the cure period shall be extended for the period required to cure the default, not to exceed an additional sixty (60) days; provided, further, that Tenant shall have an additional period of time beyond such additional sixty (60) days as is reasonably necessary to cure such failure if: (A) Tenant is then current with all Monetary Obligations charged to Tenant under this Lease; (B) such failure cannot reasonably be cured within such additional sixty (60) days; (C) Tenant is diligently undertaking to cure such default; and (D) at Landlord’s option, Tenant has provided Landlord with security reasonably satisfactory to Landlord against any impairment of Premises as a result thereof;

(iii)    Tenant shall (A) voluntarily be adjudicated as bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for the Premises, (C) file a petition seeking relief under the bankruptcy or other similar Laws of the United States, any state or any jurisdiction, or (D) make a general assignment for the benefit of creditors;

(iv)    a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar Laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

(v)    Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(vi)    Tenant shall enter into any Consent Transfer or Permitted Transfer in violation of the provisions of Section 17; and

(vii)    Tenant shall fail to comply with its obligations under Section 21 below and fail to cure within ten (10) business days of receipt of written notice from Landlord

(b)    Landlord shall be in default of this Lease if Landlord shall fail to perform or observe any obligation or covenant charged to Landlord under this Lease, and such failure continues for thirty (30) days after Tenant’s written notice thereof (“Landlord Default”); provided, however, if the default cannot be cured within such thirty (30) day period ,the cure period shall be extended for the period required to cure the default, not to exceed an additional sixty (60) days.

(c)    If the last day of the applicable cure period, if any, for a corresponding default as set forth in Sections 18(a) and (b) falls on a Saturday, Sunday or an observed federal holiday, then such cure period shall be deemed extended to the next occurring business day.

19.    Remedies & Damages.

(a)    If an Event of Default shall have occurred and be continuing beyond the expiration of any applicable notice and/or cure period, then Landlord shall have the right to: (i) terminate this Lease if the Landlord Default materially and adversely affects Tenant’s ability to operate in the Premises and Landlord fails to cure such Event of Default within an additional sixty (60) day period after written notice from Tenant specifying that Tenant intends to terminate this Lease if Landlord does not cure such Event of Default; (ii) bring an action for damages, and/or (iii) pursue any other right or remedy available to Landlord under applicable Law, whether in law or in equity, subject, in each case, to any conditions and limitations (including any additional notice requirements) under applicable Law.

(b)    If a Landlord Default shall have occurred and be continuing beyond the expiration of any applicable notice and/or cure period, then Tenant shall have the right to: (i) terminate this Lease; (ii) bring an action for damages, and/or (iii) pursue any other right or remedy available to Tenant under applicable Law, whether in law or in equity, including, without limitation, the right to seek an order of specific performance, temporary injunction, or permanent injunction, subject, in each case, to any conditions and limitations (including any additional notice requirements) under applicable Law.

(c)    No termination of this Lease, repossession or reletting of the Premises, exercise of any remedy or collection of any damages pursuant to this Section 19 shall relieve Tenant or Landlord of any Surviving Obligations.

(d)    WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, TENANT AND LANDLORD HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY, PROVIDED, HOWEVER, THAT NEITHER LANDLORD NOR TENANT WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER TENANT OR LANDLORD AGAINST THE OTHER IN ANY ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE.

(e)    No failure of Landlord or Tenant (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. Payment by Tenant or receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of any breach, and no waiver by Landlord or Tenant of any provision hereof shall be deemed to have been made unless expressed in a writing signed by applicable party against whom enforcement is sought.

(f)    Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

(g)    Notwithstanding any provision of this Lease to the contrary, Landlord hereby acknowledges that due to the nature of the Permitted Uses certain rights and remedies that might otherwise be available to Landlord following an Event of Default, breach, surrender or any other failure to perform under this Lease by Tenant may be proscribed or limited by applicable Laws, including, without limitation, prohibition against the seizure of assets or inventory that causes Landlord to possess or transfer marijuana or marijuana-infused products without a permit may subject Landlord to penalties as defined in Florida Statutes Title XXIX, Ch. 381, §986. In addition, Landlord hereby acknowledges that under current applicable Laws a permit, whether provisional or final, is generally non-transferable under §986(8) thereof, and may not be assigned or transferred without prior state regulatory approval, and Landlord acknowledges that seizure of such license may not be available as a remedy for an Event of Default, breach or other failure to perform under this Lease.

20.    Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes on (A) the date delivered (i) by Federal Express, UPS or other reliable 24-hour delivery service (that provides a signed receipt in confirmation of delivery ) or (ii) by the United States mail, certified, return receipt requested, and postage prepaid; addressed to the other party at its address stated on page one of this Lease, or (B) if delivery by one of the foregoing methods is refused, on the date such delivery is refused. Notices sent to Landlord shall be to the attention of the President of Loop, and notices to Tenant shall be to the attention of the General Counsel of Tenant. A copy of any notice given by Landlord to Tenant shall be simultaneously given to Cozen O’Connor, Attn: Steven P. Katkov, 33 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402. For the purposes of this Section 20, (i) any party may substitute another address (or substituted by a previous notice) for its address by giving fifteen (15) days’ notice of the new address to the other party, in the manner provided by this Section 20, and (ii) notices may be sent by counsel for a party with the same force and effect as if sent directly by such party. Rent payment instructions shall be provided from time to time as described in Section 5 of this Lease.

21.    Estoppel Certificate. At any time upon not less than ten (10) days’ prior written request by either Landlord or Tenant (the “Requesting Party”) to the other party (the “Responding Party”), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no Event of Default or Landlord Default exists, and (d) such other matters as the Requesting Party may reasonably request. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the estoppel certificate is an intended recipient or beneficiary of the estoppel certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Premises.

22.    Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Premises to Landlord in the same condition in which the Premises was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, ordinary wear and tear, and any casualty or condemnation as to which Tenant has no obligation hereunder to repair or restore, excepted. Upon such surrender, Tenant shall (a) remove from the Premises all (i) Tenant’s Personal Property, (ii) Alterations required to be removed pursuant to Section 13 hereof, if any, and (iii) all Forced Removal Items, if applicable and if required by Landlord; and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, but Landlord may cause such property to be removed from the Premises and the cost of removing and disposing of such property and repairing any damage to any of the Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse or otherwise compensate Tenant for any such property which becomes the property of Landlord pursuant to this Section 22. Notwithstanding anything to the contrary contained in this Lease, all Greenhouses and other Improvements currently located on the Land or which may hereafter be constructed on the Land shall remain on the Land and shall be deemed to revert and vest in Landlord upon the expiration or earlier termination of this Lease.

23.    No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Premises or any part thereof or interest therein, unless and until all Persons having any such interest which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

24.    Holdover. If Tenant remains in possession of all or any portion of the Premises after the then-scheduled Expiration Date of the Term, then such continuing possession shall constitute a holdover and shall create a tenancy at will or sufferance (or the substantial equivalent thereof under the applicable Laws of the State) on the terms of this Lease with respect to the entirety of the Premises. In any such event, such tenancy may be terminated effective as of the last calendar day of any month thereafter by either party giving not less than thirty (30) days’ written notice to the other party or upon such shorter notice period as may permitted for such holdover termination under the applicable Laws of the State; and provided further that nothing herein shall prevent or limit Landlord’s right or ability to commence proceedings to evict Tenant and to re-enter and repossess the Premises by any available legal process. During such holdover, Tenant shall be liable for Basic Rent on a monthly basis, in an amount equal to (a) for the first thirty (30) days of such holdover, (i) one hundred twenty five percent (125%) of the Basic Rent in effect at the time of the expiration of the Term, as well as (ii) all Additional Rent then payable by Tenant hereunder to Landlord or any third party provider, and (b) for any period thereafter, (i) one hundred fifty percent (150%) of the Basic Rent in effect at the time of the expiration of the Term, as well as (ii) all Additional Rent then payable by Tenant hereunder to Landlord or any third party provider. Any such holdover shall not be deemed to extend the Term, but the Tenant shall continue to be responsible for all of its obligations pursuant to this Lease (even if such obligations are only during the Term of this Lease) during any such holdover period.

25.    Subordination, Non-Disturbance & Attornment; Landlord’s Waiver & Landlord’s Lien.

(a)    This Lease and Tenant’s interest hereunder (and the interests of any subtenants claiming through Tenant) shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that as to Tenant only any such Lender shall not disturb Tenant’s rights of possession under this Lease unless and until an Event of Default exists.

(b)    Landlord agrees that, upon the request of any Person that shall be Tenant’s senior secured lender, subordinate senior lender, purchase money equipment lender or an equipment lessor of Tenant, a consent and agreement with respect to the respective rights of Landlord and such Person regarding the security interests in, and the timing and removal of, any Tenant’s Personal Property, including any inventory, machinery and movable equipment or other collateral in which such Person has a secured interest (the “Collateral”), in form and substance reasonably acceptable to Landlord, so long as such waiver and agreement (i) provides for the indemnification of Landlord against any claims by Tenant or any Person claiming through Tenant and against any physical damage caused to the Premises, in connection with the removal of any of the Collateral by such Person, (ii) expressly excludes any claim by such Person to any right, title or interest in or to any of the Equipment as defined in this Lease, (iii) provides for a reasonable, but limited, timeframe for the removal of such Collateral by such Person after the expiration of which same shall be deemed abandoned, and (iv) provides for the per diem payment of Basic Rent in the amounts due under Section 24 hereunder and all Additional Rent by such Person for each day following the date of the expiration or termination of this Lease thereafter that Landlord permits such Person’s Collateral to remain in the Premises.

26.    Tax Treatment; Reporting. Landlord and Tenant each acknowledge that each shall treat this transaction as a true lease for State Law purposes and shall report this transaction as a lease for federal income tax purposes. For federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Premises and Equipment, and Tenant as the lessee of such Premises and Equipment and owner of Tenant’s

Personal Property, including: (a) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the “Code”) with respect to the Premises and Equipment, (b) treating Tenant as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Code with respect to the Tenant’s Personal Property, to the extent same qualifies for such treatment, (c) Tenant reporting its Rent payments as rent expense under Section 162 of the Code and (d) Landlord reporting the Rent payments as rental income. Notwithstanding the preceding, Tenant shall be entitled to claim depreciation deductions for all Improvements made at the sole cost and expense of Tenant in accordance with Code Section 168. Nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for State Law purposes or for federal income tax purposes.

27.    Security Deposit. None.

28.    Confidentiality. Each of Landlord and Tenant and their respective agents, consultants, accountants and attorneys, shall consider and treat on a strictly confidential basis (a) the terms and conditions and provisions of this Lease; and (b) any information contained in the books and records of Tenant provided that the restrictions contained in this Section 28 shall not prevent disclosure by Landlord or Tenant of any information in any of the following circumstances (i) upon the order of any court or administrative agency to the extent required by such order and not effectively stayed or by appeal or otherwise; (ii) upon the request, demand or requirement of any regulatory agency or authority having jurisdiction over such party, including the FDOH and the Securities and Exchange Commission (whether or not such request or demand has the force of law); (iii) that has been publicly disclosed, or independent developed, other than by breach of this Section 28, (iv) to counsel, accountants or consultants for such Person who has agreed to abide by the provisions of this Section 28, (v) or counsel, accountants or consultants for Lender or Landlord; (iv) while an Event of Default exists, or in connection with the exercise of any enforcement, right or remedy under this Lease or any other related document; (vi) in connection with any sale or financing of the Premises, provided that any recipient of such information who is a prospective purchaser of the Premises (except for a purchaser that purchases all or substantially all of the assets of Landlord’s parent company) shall agree to be bound by the terms of this Section 28; and (vii) to the extent otherwise required by Law, or as necessary for either party to enforce this Lease.

29.    Florida State Specific Provisions. Notwithstanding anything to the contrary contained in this Lease, the following provisions shall be applicable to the extent the Laws of the State in which the Premises is located are determined to be applicable to this Lease, and Tenant hereby expressly acknowledges and agrees to the application of same; provided that, nothing herein is intended to or shall be construed as superseding or diminishing any express waiver by Tenant contained in this Lease, each of which shall be enforced to the fullest extent permitted by the Laws of the State:

(a)         The parties acknowledge that this Lease may be subject to initial and periodic review by the FDOH for, among other things, compliance with Law in effect at the time of such review. As part of such review, they may require amendments be made to this Lease. In the event of such requirement, Landlord and Tenant shall cooperate in good faith to promptly amend this Lease. If such amendment(s) have an adverse financial effect on Landlord or affect the term of this Lease, then the parties will further endeavor in good faith to replace the affected provisions the economic effect of which comes as close as possible to that of the affected provisions and acceptable to the FDOH, as applicable.

(b)         Landlord and Tenant acknowledge that notwithstanding anything to the contrary contained in this Lease, any access granted to, or repossession taken by, Landlord under the terms of this Lease (including, without limitation, Sections 3(b) or 9(c)), may be subject to and/or required to be conducted in a manner consistent with the rules and regulations of the FDOH.

(c)         In accordance with the requirements of Florida Statutes Section 404.056, the following notice is hereby given:

Radon Gas. Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the county public health unit for the county in which the building is located.

(d)         Tenant shall pay to Landlord the amount of any sales or similar tax now or hereafter imposed by the State of Florida or any political subdivision thereof or any other governmental body or authority on the Basic Rent, Additional Rent and any charges payable by Tenant under this Lease. Such payments on account of sales or similar taxes shall be paid together with the corresponding amounts due under this Lease, and the obligation to pay same shall survive the expiration or earlier termination of this Lease.

(e)         Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Premises, the Greenhouses or the Land to any mechanic’s, materialmen’s, or construction liens of any kind. In order to comply with the provisions of Chapter 713.10, Florida Statutes, it is specifically provided that neither Tenant nor anyone claiming by, through or under Tenant, including, but not limited to, contractors, subcontractors, materialmen, mechanics and/or laborers, shall have any right to file or place any mechanics’, materialmen’s or construction liens of any kind whatsoever upon the Premises, the Greenhouses, the Land, or Improvements thereon, and any such liens are hereby specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord’s interest to any mechanics’, materialmen’s or construction lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant, and not to Landlord’s interest or assets. Without limiting the generality of the foregoing, the Lease provides as follows: THE INTEREST OF LANDLORD IN THE PREMISES, THE GREENHOUSES, AND THE LAND SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS TO THE PREMISES, THE GREENHOUSES, AND/OR THE LAND MADE BY TENANT, NOTWITHSTANDING ANY APPROVAL BY LANDLORD OF ANY CONTRACT(S) WITH ANY CONTRACTOR(S), AND/OR LANDLORD’S APPROVAL OF ANY SUCH IMPROVEMENT(S) AND/OR PLANS. PRIOR TO ENTERING INTO ANY CONTRACT FOR THE CONSTRUCTION OF ANY ALTERATION OR IMPROVEMENT, TENANT SHALL NOTIFY THE CONTRACTOR MAKING IMPROVEMENTS TO THE PREMISES, THE GREENHOUSES AND/OR THE LAND OF THE FOREGOING PROVISION, AND TENANT’S KNOWING OR WILLFUL FAILURE TO PROVIDE SUCH NOTICE TO THE CONTRACTOR SHALL RENDER THE CONTRACT BETWEEN TENANT AND THE CONTRACTOR VOIDABLE AT THE OPTION OF THE CONTRACTOR. If any lien is filed against the Premises for work or materials claimed to have been furnished to Tenant, Tenant shall cause it to be discharged of record or properly transferred to a bond under Section 713.24, Florida Statutes, within ten days after notice to Tenant.

30.    Right of First Refusal. Provided that no Event of Default exists, if Landlord receives from, or tenders to a potential purchaser (a “Proposed Purchaser”), an offer to sell any or all of the Premises (“Offer”), then Landlord shall, within five (5) business days of its receipt or tender of such Offer, deliver to Tenant written notice of the Offer (“Notice of Offer”). The Notice of Offer shall set forth all of the material economic terms and conditions of the Offer. For purposes of clarity, Landlord need not have entered into a purchase agreement with the Proposed Purchaser prior to delivering the Notice of Offer to Tenant and may deliver the Notice of Offer to Tenant based on a non-binding letter of intent with a Proposed Purchaser. Tenant shall have fifteen (15) days following receipt of the Notice of Offer to notify Landlord in writing of its election to purchase the portion of the Premises subject to such Offer on the same terms and conditions set forth in the Offer. If Tenant exercises the rights herein granted, then Landlord and Tenant shall enter into a purchase contract mutually acceptable to Landlord and Tenant containing the same terms and conditions set forth in the Offer. If Tenant does not timely exercise the rights herein granted within such 15-day period, then Landlord may sell the portion of the Premises identified in the Offer on substantially the same terms and conditions described in the Notice of Offer. A sale shall be deemed to be on substantially the same terms and conditions as the Notice of Offer if the purchase price is equal to or greater than 95% of the purchase price set forth in the Notice of Offer. Landlord shall, not more than five (5) days after the execution of any sale contract with a third party, provide a copy thereof to Tenant solely for Tenant’s verification of the provisions above. The right of first refusal granted to Tenant under this Section 30 shall be a one-time right and shall terminate if Tenant fails to timely accept an Offer from Landlord or if Tenant accepts an Offer and fails to close under such Offer. This Section 30 is personal to the original Tenant and any transferee under a Permitted Transfer only, and shall not apply to any transferee under a Consent Transfer. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to provide a Notice of Offer to Tenant for any sale or transfer to any Affiliate of Landlord or any of Landlord’s members or shareholders or any of their family members or trusts (a “Related Party Transfer”), provided that the transferee in any such Related Party Transfer shall take subject to the terms of this Section 30. It is expressly agreed that the right of first refusal provided herein shall apply not only to the portions of the Land within the current footprint of the Greenhouses, but also to any portions of the Land outside the current footprint of the Greenhouses. Landlord shall be solely responsible for any costs and expenses associated with subdividing or platting if required to cause the portions of the Land subject to an accepted Offer to constitute discrete parcels of real property on or prior to the conveyance thereof to Tenant. Tenant shall be responsible for any survey expenses if a subdivision or platting is not required.

31.    Generally.

(a)    The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

(b)    As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including without limitation”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; (iv) “obligation” shall mean “obligation, duty, agreement, liability, covenant and/or condition”; (v) “any of the Premises” shall mean “the Premises or any part thereof or interest therein”; (vi) “any of the Land” shall mean “the Land or any part thereof or interest therein”; (vii) “any of the Improvements” shall mean “the Improvements or any part thereof or interest therein”; and (viii) “any of the Equipment” shall mean “the Equipment or any part thereof or interest therein”.

(c)    Subject to Force Majeure Delay, time is of the essence with respect to the performance by Tenant and Landlord of their respective obligations and covenants under this Lease, provided that in no event shall any Force Majeure Delay extend or excuse any party from paying any sums due from such party under this Lease.

(d)    Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or Tenant Parties with respect to any of the Premises or otherwise in the conduct of their respective businesses.

(e)    This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord’s request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

(f)    This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

(g)    The covenants of this Lease shall run with the land and bind Tenant and its successors and assigns, Landlord and its successors and assigns as lessor hereunder, and all present and subsequent encumbrancers and subtenants of any of the Premises and shall inure to the benefit of Tenant and its permitted successors and assigns only and Landlord and its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

(h)    If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(i)    All exhibits attached hereto are incorporated herein as if fully set forth.

(j)    This Lease shall be governed by and construed and enforced in accordance with the Laws of the State. EACH OF LANDLORD AND TENANT HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL, PERSONAL SERVICE OR IN ANY OTHER MANNER PERMITTED BY THE APPLICABLE LEGAL REQUIREMENTS OF THE STATE (OR SUCH JURISDICTION WHERE SERVICE MAY BE HAD AGAINST THE APPLICABLE PARTY), AT THE ADDRESS SPECIFIED IN SECTION 21 (AS SAME MAY BE UPDATED IN ACCORDANCE WITH THE PROVISIONS OF THE LEASE).

(k)    (i) Neither Landlord nor Tenant is, or will become a Person with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (ii) neither Landlord nor Tenant nor its respective officers, directors, employees or any Person acting on its behalf is or will become a Person who violates the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3, or the U.K. Bribery Act 2010 (c.23) (both, as amended from time to time) or any other similar Law or Legal Requirement and neither Landlord nor Tenant nor its respective officers, directors, employees or any Person acting on its behalf will engage in any dealings or transactions or be otherwise associated with any such Persons.

(l)    This Lease may be executed in a number of counterparts and by different parties hereto in separate counterparts each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

(m)    Notwithstanding anything in this Lease to the contrary, in no event shall Landlord or Tenant be liable or responsible for punitive, consequential, special or indirect damages under this Lease, except as to any Event of Default under Section 9(a) or Section 24 of this Lease.

(n)    If any action at law or in equity is necessary to enforce or interpret the terms of this Lease, the prevailing party, as determined by the tribunal hearing the matter, shall be entitled to reasonable attorneys’ fees and costs of the proceeding in addition to any other relief to which it may be entitled.

(o)    It is acknowledged that Loop Trust is the fee owner of 4842 Race Track Road, St. John’s County, Florida 32259 and that Loop Inc. is the fee owner of 4844 Race Track Road, St. John’s County, Florida 32259. Loop Trust hereby irrevocably designates Loop Inc. as its representative for all matters under this Lease. Tenant shall be entitled to rely upon the directions and determinations of Loop Inc. as the directions and determinations of Landlord. Tenant need only send notices to Loop Inc. to be effective upon Landlord. In the event that Tenant receives any directions or determinations from Loop Trust and Loop Inc. that conflict or differ, Tenant shall be entitled to rely on the direction or determine delivered by Loop Inc. and to disregard the conflicting or differing direction of Loop Trust. Tenant shall pay all Monetary Obligations to Loop Inc., following which Loop Inc. and Loop Trust shall allocated such amounts between themselves in any manner they determine. Any writing signed by Loop Inc. shall be binding upon Loop Trust with respect to any action, request or requirement of Landlord.

* * * * *

[signatures follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

LANDLORD: LOOP’S NURSERY & GREENHOUSES, INC., a Florida profit corporation By: /s/ David W. Loop Name: David W. Loop Title: President
LANDLORD: FAMILY TRUST CREATED UNDER THE RUTH F. LOOP REVOCABLE TRUST DATED NOVEMBER 1, 1991, AS AMENDED, a Florida revocable trust By: /s/ Carl B. Loop, Jr. Name: Carl B. Loop, Jr. Title: Trustee
TENANT: VIDACANN, LLC, a Florida limited liability company By: /s/ David W. Loop Name: David W. Loop Title: President